EXHIBITS TO BE FILED BY EDGAR


          Exhibits:

               1-A       -Form  of  Underwriting   Agreement  relating   to
                         Preferred Securities.

               3-I -Revised form of Amended and Restated Limited Partnership Agreement of JCP&L Capital.

               3-J       -Revised   form  of   Action  Creating   Series  A
                         Preferred Securities.

               4-A       -Revised form of Subordinated Debenture Indenture.

               4-A(1) -Cross-reference sheet showing location in the Subordinated Debenture Indenture of provisions of Sections 310(a) through 318(a) of the Trust Indenture Act of 1939.

               4-D       -Revised form of Payment and Guarantee Agreement.

               5-A       -Opinion of Berlack, Israels & Liberman.

               5-B       -Opinion of Richard S. Cohen, Esq.

               5-C       -Opinion of Richards, Layton & Finger.

               8         -Opinion of Carter, Ledyard & Milburn.

               24-A -Certified copy of resolution of the Company's Board of Directors authorizing attorney-in-fact to sign the registration statement.